Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of April 29, 2024 (the “Effective Date”), is by and among Live Ventures Incorporated, a Nevada corporation (“Live”), Isaac Capital Group LLC, a Delaware limited liability company (individually, “ICG,” and together with Live, the “Live Parties”), and LL Flooring Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms in this Agreement shall have the meanings set forth in this Agreement.

WHEREAS, the Company and the Live Parties have engaged in discussions concerning the Company, including with respect to a potential acquisition of the Company by Live (the “Transaction”), and the parties hereto expect to continue such discussions recognizing that the parties have not reached an agreement with respect to the terms of a potential acquisition of the Company;

WHEREAS, on December 4, 2023, ICG sent a notice to the Company of ICG’s intention to nominate three (3) individuals for election as directors to the Company’s Board of Directors (the “Board”) at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting,” and such notice, the “Nomination Notice”); and

WHEREAS, the Company and the Live Parties desire to enter into an agreement regarding certain matters, in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Live Parties and the Company agree as follows:

Section 1. Nomination Notice Withdrawal. The Live Parties, and their respective Affiliates, hereby (a) irrevocably withdraw the Nomination Notice and (b) agree that neither the Live Parties nor any of their Affiliates (i) will submit any other notices with respect to nominations of persons for election to the Board at the 2024 Annual Meeting or (ii) will submit any other proposals at the 2024 Annual Meeting.

Section 2. Ownership of Shares. From the execution of this Agreement through the date of the 2024 Annual Meeting, the Live Parties and their respective Affiliates shall not, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Voting Securities owned by the Live Parties or their respective Affiliates as of the date of this Agreement to any Person, other than to an Affiliate of the Live Parties (which Affiliate shall be required to comply with the terms of this Agreement). The restrictions set forth in this Section 2 shall automatically terminate and be of no further force and effect if (a) the Company enters into a definitive agreement with respect to a transaction involving (i) the sale or transfer of all or a controlling portion of the Company’s equity securities or all or a substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise) or (ii) the issuance of securities representing or convertible into or exchangeable or exercisable for, directly or indirectly, more than 25% of the Common Stock, in the case of each of clause (i) and (ii), with any Person other than a Live Party or an Affiliate of the Live Parties or (b) the Company adopts any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, files a petition in bankruptcy under any provisions of federal or state bankruptcy law or consents to the filing of any bankruptcy petition under any similar applicable law.

Section 3. Cooperation.

(a) Voting. During the period from the execution of this Agreement through the date that is the earlier of (i) thirty (30) calendar days prior to the notice deadline under the Company’s Second Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and (ii) one hundred twenty (120) days prior to the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the 2024 Annual Meeting (such period of time, the “Cooperation Period”), each Live Party will cause all of the Common Stock that such Live Party or any of its Affiliates has the right to vote (or to direct the vote), as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of stockholders of the Company or at any adjournment or postponement thereof or to deliver any consent or consent revocation, as applicable, in connection with any action by written consent of the stockholders of the Company in lieu of a meeting, (A) in favor of each director nominated and recommended by the Board for election at any meeting of stockholders of the Company or action by written consent of stockholders of the Company, (B) against any stockholder nomination for director that is not approved and recommended by the Board for election, (C) against any proposal or resolution to remove any member of the Board, and (D) in accordance with the recommendations by the Board on all other proposals or business that may be the subject of stockholder action; provided, however, that, in the event that both Institutional Shareholder Services Inc. and Glass, Lewis & Co. LLC (including any successor thereof) issue a voting recommendation that differs from the voting recommendation of the Board with respect to any proposal submitted to stockholders at a stockholder meeting (other than with respect to the election of directors to the Board, the removal of directors from the Board, the size of the Board or the filling of any vacancy on the Board), the Live Parties and their Affiliates may, but are not required to, vote in accordance with any such recommendation; provided, further, that the Live Parties and their Affiliates shall be permitted to vote in their sole discretion on any proposal of the Company in respect of any Extraordinary Transaction.

(b) Non-Disparagement. During the Cooperation Period, the Company and each Live Party shall refrain from making, and shall cause its respective Affiliates and each of its and their Affiliates’ respective principals, directors, members, general partners, officers and employees (collectively, “Covered Persons”) not to make or cause to be made any written or oral statement, announcement or media placement or publication (each, a “Statement”) that constitutes an ad hominem attack on, that otherwise disparages, defames, slanders, impugns, could reasonably be considered to criticize, or otherwise calls into disrepute, or that is otherwise reasonably likely to damage the reputation of (A) in the case of any Statement by any of the Live Parties or their Covered Persons: the Company, any of its Affiliates or any of its or their respective current or former Covered Persons; and (B) in the case of any Statement by the

Company or its Covered Persons: any of the Live Parties, any of their respective Affiliates or any of their respective current or former Covered Persons, in each case including (x) in any statement (written or oral), document, or report filed with, furnished to, or otherwise provided to the Securities and Exchange Commission (the “SEC”) or any other governmental or regulatory authority; provided, however, that nothing herein shall obligate any party hereto to file with or furnish to the SEC or any governmental or regulatory authority any document or report that materially omits or misstates a fact or opinion of the filing or furnishing party, (y) in any press release or other form of Statement made available to any form of media and (z) in any television, radio, newspaper, or magazine interview, podcast or Internet or social media communication. The foregoing shall not (1) restrict the ability of any Person to comply with any subpoena or other legal process or respond truthfully to a request for information from any governmental or regulatory authority with jurisdiction over such Person or to enforce such Person’s rights under this Agreement or (2) apply to any private communication among the Live Parties and their Affiliates, investors, Covered Persons and Representatives (in their respective capacities as such), on the one hand, and among the Company and its Affiliates, investors, Covered Persons and Representatives (in their respective capacities as such), on the other hand.

(c) Standstill. During the Cooperation Period, each Live Party will not, and will cause its Affiliates and its Representatives acting on behalf of the Live Parties (collectively with the Live Parties, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent, invitation, or authorization of the Company or the Board:

(i) make any public announcement, proposal or offer (including any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A of the Exchange Act)), written consents with respect to, or otherwise solicit, seek, cause, offer or offer to effect, (A) any proposal to seek representation on the Board or otherwise seek to control or influence the management, the Board or the policies of the Company, including any change in the number of directors serving on the Board or the filling of any vacancy on the Board or (B) any public proposal or other statement that is directly contrary to (or may require the Company to waive) any of the terms of this Agreement;

(ii) seek, alone or in concert with one or more Third Parties, election or appointment to, or representation on, the Board or publicly nominate, indicate an intention to nominate, or propose the nomination of, or recommend the nomination of, any candidate to the Board, seek, alone or in concert with others, the removal of any member of the Board or initiate, encourage or participate in any “withhold” or similar campaign with respect to any meeting of stockholders;

(iii) make any request for stockholder list materials or other books and records of the Company or any of its subsidiaries under Section 220 of the Delaware General Corporation Law or any other statutory or regulatory provisions providing for stockholder access to books and records of the Company or its Affiliates;

(iv) engage in any “solicitation” (as such term is used in the proxy rules of the SEC, but including, notwithstanding anything to the contrary in Rule 14a-2 under the Exchange Act, solicitations of ten (10) or fewer stockholders that would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) under the Exchange Act) of one or more proxies or consents with respect to the election or removal of one or more directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any such solicitation of proxies or consents;

(v) disclose to any Third Party, either publicly or in a manner that would reasonably be expected to result in or require public disclosure, its voting or consent intentions or any vote as to any matter submitted to a stockholder vote during the Cooperation Period (it being understood that instructing a Third Party to implement any such vote or consent in a ministerial manner in accordance with this Agreement would not be a violation of this provision), except that such disclosure may be made if required by law or if permitted by the prior written consent of the Company;

(vi) knowingly encourage or advise any Third Party or knowingly assist any Third Party in encouraging or advising any other Person with respect to (A) the giving or withholding of any proxy relating to, or other authority to vote, any Voting Securities, or (B) conducting any type of referendum relating to the Company (including, for the avoidance of doubt, with respect to the Company’s management or the Board), other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise expressly permitted by this Agreement;

(vii) form, join, knowingly encourage or knowingly participate in or knowingly act in concert with any Group with respect to any Voting Securities, other than solely with Affiliates of the Live Parties with respect to Voting Securities now or hereafter owned by them;

(viii) enter into any voting trust, arrangement or agreement with respect to any Voting Securities, or subject any Voting Securities to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely between or among the Live Parties and their Affiliates, or (C) granting any proxy in any solicitation approved by the Board and consistent with the recommendation of the Board;

(ix) engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange-traded fund, benchmark fund or broad basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of any of the Company’s securities and would, in the aggregate or individually, result in the Live Parties ceasing to have a Net Long Position in the Company;

(x) sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, all or substantially all, voting rights decoupled from the underlying Common Stock held by a Live Party or Affiliates of the Live Parties;

(xi) institute, solicit or join any litigation, arbitration or other proceeding against or involving the Company or any of its subsidiaries, its current or former directors or its officers (including derivative actions), each in their capacity as such (other than to enforce rights under this Agreement); provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Live Party from (A) bringing litigation against the Company to enforce any express provision of this Agreement instituted in accordance with and subject to Section 11, (B) making any counterclaim with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against any Live Party, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising statutory appraisal rights, or (E) responding to or complying with validly issued legal process;

(xii) knowingly instigate, cooperate with or assist (including by providing or arranging financing or other services for) any Third Party to do any of the actions set forth in this Section 3(c) or that have the purpose or effect of the Live Parties circumventing any provision of this Agreement;

(xiii) enter into any negotiations or agreements (whether written or oral) with, or advise, finance, assist, seek to persuade or knowingly encourage, any Third Party to take any action or make any statement prohibited by this Section 3(c), or make any investment in or enter into any agreement with any other person that engages, or offers or proposes to engage, in any of the actions prohibited by this Section 3(c);

(xiv) take any action that would reasonably be expected to (i) require any Live Party or the Company to make a public announcement regarding any of the actions set forth in this Section 3(c) or (ii) have the purpose or effect of circumventing any provision of this Agreement;

(xv) enter into or maintain any economic, compensatory or pecuniary agreement, arrangement or understanding (written or oral) with any director of the Company or nominee for director of the Company;

(xvi) except as required by applicable law, voluntarily file a Schedule 13D with the SEC;

(xvii) make any request or submit any proposal to amend or waive any of the terms of this Agreement (including this subclause), in each case publicly or that would reasonably be expected to give rise to a requirement to publicly announce or disclose such request or proposal;

provided that the restrictions in this Section 3(c) shall terminate automatically in the event of a material breach of this Agreement by the Company if such material breach has not been cured within five (5) Business Days following the Live Parties providing written notice to the Company of such material breach (provided that the Live Parties are not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period); provided, further, that in the event that the Board nominates the New Director for election to the Board at the 2025 Annual Meeting pursuant to Section 4(a) and the New Director is so elected for a term expiring no earlier than the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), then the restrictions and obligations set forth in Section 3 shall remain in effect until (or be reinstated and be applicable until) the date that is thirty (30) calendar days prior to the notice deadline under the Company’s Second Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the Board at the 2026 Annual Meeting.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including the restrictions in this Section 3(c)) will prohibit or restrict any Restricted Person from (I) making any public or private proposal, negotiating, seeking financing for or taking other actions (subject to the terms of the Confidentiality Agreement (as defined herein)), with respect to an Extraordinary Transaction between the Live Parties and the Company, (II) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such Restricted Person (so long as such process or request did not arise as a result of any discretionary act by any Restricted Person intending to cause or otherwise provoke such process or request); provided that such Restricted Person will notify the Company promptly in writing (unless prohibited by law or contract) of the existence, terms, and circumstances surrounding such request or requirement, (III) granting any lien or encumbrance on any claim or interest in favor of a bank or broker-dealer or prime broker holding such claim or interest in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claim or interest in accordance with the terms of the custody or prime brokerage agreement(s), as applicable, (IV) negotiating, evaluating or trading, directly or indirectly, in any index fund, exchange-traded fund, benchmark fund or broad basket of securities that may contain or otherwise reflect the performance of, but does not primarily consist of, securities of the Company, (V) providing its views privately to the Chairman of the Board, the Company’s Chief Executive Officer, Chief Financial Officer, or General Counsel or any member of the Company’s investor relations team made available for communications involving broad-based groups of investors (including through participation in investor meetings or conferences) regarding any matter, (VI) privately requesting a waiver of any provision of this Agreement, as long as such private communications or requests would not reasonably be expected to require public disclosure of such communications or requests by the Company or any of the Restricted Persons, (VII) subject to Section 3(b), privately communicating with other Third Parties, including those beneficially owning Common Stock, about the Company, including its business, strategy and performance, so long as such private communications would not reasonably be expected to require public disclosure of such communications, or (VIII) purchasing or, subject to Section 2 hereof, selling shares of Common Stock.

Notwithstanding anything herein to the contrary, the restrictions set forth in this Agreement shall not (i) prohibit the Live Parties from privately identifying potential candidates to be nominated for election to the Board at the 2025 Annual Meeting and (ii) apply to any of the Live Parties’ Representatives effecting or recommending transactions in securities (x) in the ordinary course of its business as an investment advisor, broker, dealer in securities, market maker, specialist or block positioner or (y) not at the direction or request of the Live Parties or any of their Affiliates.

Notwithstanding anything herein to the contrary, the restrictions set forth in Section 3 shall automatically terminate and be of no further force and effect if (i) the Company enters into a definitive agreement with respect to a transaction involving (x) the sale or transfer of all or a controlling portion of the Company’s equity securities or all or a substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise) or (y) the issuance of securities representing or convertible into or exchangeable or exercisable for, directly or indirectly, more than 25% of the Common Stock, in the case of each of clause (x) and (y), with any Person other than a Live Party or an Affiliate of the Live Parties or (ii) the Company adopts any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, files a petition in bankruptcy under any provisions of federal or state bankruptcy law or consents to the filing of any bankruptcy petition under any similar applicable law.

Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Live Parties or their Representatives from making non-public proposals to, or otherwise communicating with, (i) the Board or any director of the Company, (ii) any financial advisor, legal counsel or other advisor to the Company or the Board or (iii) solely to the extent directed or permitted by the Board, any officer of the Company (who is not also a director), with respect to any of the foregoing matters, so long as any such communication is (x) not released publicly by the Live Parties or their Representatives or any Third Party (at the direct or indirect request of the Live Parties) and (y) not made in a manner that would require, or reasonably be expected to require, the Live Parties or the Company to make a public announcement regarding such proposal. For the avoidance of doubt, nothing in this Agreement shall prevent or limit the Live Parties or their respective Affiliates and Representatives from working with the Live Parties or the Live Parties’ other Representatives for the purpose of evaluating, negotiating the terms of and consummating the Transaction or any transactions involving the Company.

Section 4. Board Matters.

(a) If, ten (10) Business Days prior to the end of the Cooperation Period, (i) (x) the Company and the Live Parties have not entered into a signed definitive agreement in connection with the Transaction or (y) the Company has not otherwise consummated an Extraordinary Transaction with a Third Party, which such Extraordinary Transaction has either (1) been approved by a vote of a majority of the stockholders of the Company or (2) been accomplished in a transaction where at least 51% or more of the Company’s securities have been tendered to such Third Party in connection with a tender offer, and (ii) at such time, the Live Parties continue to satisfy the Minimum Ownership Requirement, then the Board, and all applicable committees of the Board, shall then immediately take all necessary actions, including expanding the size of the Board, to (1) appoint one independent director selected by the Live

Parties who is not affiliated with the Live Parties and who is reasonably acceptable to the Board (the “New Director”) as a Class I director, with a term expiring at the 2025 Annual Meeting, and (2) nominate the New Director for election at the 2025 Annual Meeting with a term expiring at the same time as the other Company directors elected at the 2025 Annual Meeting; provided, however, that if the Board is declassified (including through voluntary annual election of all directors) at or prior to the appointment of the New Director or the 2025 Annual Meeting, as applicable, then the Board and all applicable committees of the Board shall then immediately take all necessary actions, including expanding the size of the Board, to (i) appoint the New Director as a director of the Board, with a term expiring at the 2025 Annual Meeting, and (ii) nominate the New Director for election as a director of the Board at the 2025 Annual Meeting, with a term expiring at the 2026 Annual Meeting. The Company shall recommend, support and solicit proxies for the election of the New Director at such annual meeting of stockholders in a manner no less rigorous and favorable than the manner in which the Company supports the Board’s other nominees in the aggregate.

(b) As a condition to the Company’s obligation to appoint and nominate the New Director for election to the Board at the 2025 Annual Meeting pursuant to Section 4(a), the Live Parties acknowledge that the New Director shall agree to participate in the Company’s customary procedures for new director candidates, including providing the Company a fully completed and executed copy of the Company’s standard director and officer questionnaire, interviewing with the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”) and such other reasonable and customary director onboarding documentation as required by the Company in connection with their appointments and election as new Board members.

(c) Concurrently with the appointment of the New Director to the Board, the Board, and all applicable committees of the Board, shall take all necessary actions to appoint the New Director to the Nominating Committee of the Board.

(d) The Company agrees that the New Director shall receive (i) the same benefits of director and officer insurance, and any indemnity arrangements available generally to the non-management directors then serving on the Board, (ii) the same compensation for service as a director as the compensation received by other non-management directors then serving on the Board and (iii) such other benefits on the same basis as all other non-management directors then serving on the Board.

(e) Notwithstanding anything herein to the contrary, if the Board in good faith determines (a “Recommendation Determination”), after consultation with counsel, that the fiduciary duties of the members of the Board as directors of the Company require that the Board change or withhold a prior recommendation that the Company’s stockholders vote “for”, or recommend that the Company’s stockholders vote “against”, the election of the New Director at the 2025 Annual Meeting, then:

(i) the Company shall notify the Live Parties in writing of such Recommendation Determination as promptly as practicable, and in any event within one (1) Business Day thereafter (the date such notice is delivered to the Live Parties in accordance with Section 9, the “Notice Date”);

(ii) following the Notice Date, notwithstanding any provision in this Agreement, (x) the Board shall be permitted to recommend that the Company’s stockholders vote in accordance with such Recommendation Determination with respect to the election of the New Director, and the Company shall be permitted to disclose such Recommendation Determination (including in the Company’s proxy statement and proxy card), and (y) the Company shall have no obligation to solicit proxies “for” the New Director; and

(iii) following the Notice Date, notwithstanding any provision in this Agreement, the Live Parties shall be permitted to (x) seek the election of the New Director as a director of the Company, and engage in a “solicitation” (as such term is defined under the Exchange Act) of proxies with respect to the election of the New Director as a director of the Company (collectively, the “New Director Solicitation”), and (y) make statements and announcements, and otherwise engage in communications with stockholders of the Company and others, in support of the election of the New Director and the New Director Solicitation.

(f) If, following the appointment of the New Director and prior to the 2026 Annual Meeting, (i) at such time there is a vacancy on the Board and (ii) the Live Parties continue to satisfy the Minimum Ownership Requirement, then the Company will seek to identify two (2) or more highly-qualified candidates from which the Company and the Live Parties shall collaborate in good faith to select a director candidate to fill such vacancy on the Board. For the avoidance of doubt, any decision whether or not to fill such vacancy on the Board and the identity of any such new director shall be in the Board’s sole discretion.

Section 5. Public Announcement. Promptly following the execution of this Agreement, the Company and the Live Parties shall announce this Agreement by means of a mutually agreed press release in the form attached hereto as Exhibit A (the “Press Release”). During the Cooperation Period, neither the Company nor the Live Parties shall make or cause to be made any public announcement or statement with respect to the subject matter of this Agreement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. The Live Parties acknowledge and agree that the Company will file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K promptly after the execution of this Agreement and may disclose the terms of this Agreement in any proxy materials filed by the Company in connection with the 2024 Annual Meeting.

Section 6. Representations and Warranties of the Company. The Company represents and warrants to the Live Parties that: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 7. Representations and Warranties of the Live Parties. Each Live Party represents and warrants to the Company that: (a) such Live Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by such Live Party, constitutes a valid and binding obligation and agreement of such Live Party and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against such Live Party in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by such Live Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Live Party, or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Live Party is a party or by which it is bound; and (d) the Live Parties, together with their Affiliates, (i) beneficially own and have the right to vote (as defined in Rule 13d-3 under the Exchange Act) in the aggregate 1,163,122 shares of Common Stock and (ii) have a Net Long Position in or aggregate economic exposure to 3.8% of Common Stock.

Section 8. Definitions. For purposes of this Agreement:

(a) the term “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act and shall include any Person who otherwise qualifies as an Affiliate at any time subsequent to the date of this Agreement; provided that none of the Company or its Affiliates or Representatives, on the one hand, and the Live Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a Person shall not include any entity solely by reason of the fact that one or more of such Person’s employees or principals serves as a member of such entity’s board of directors or similar governing body, unless such Person otherwise Controls such entity;

(b) the terms “beneficial owner” and “beneficially own” have the meanings set forth in Rule 13d-3 under the Exchange Act, except that a Person will also be deemed to be the beneficial owner of all shares of the Company’s capital shares that (i) such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any right in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and (ii) such Person or any of such Person’s Affiliates has or shares the right to vote or dispose;

(c) the term “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed;

(d) the term “Control” (including the terms “Controlling,” “Controlled,” and “under common Control”) mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract, or otherwise;

(e) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC;

(f) the term “Extraordinary Transaction” means any proposal, announcement, statement or request, or offer for or relating to (with or without one or more conditions), either alone or in concert with others, any tender offer, exchange offer, merger, consolidation, acquisition, joint venture, sale of all or substantially all assets, spinoff, splitoff or other similar separation of one or more business units, business combination, financing, recapitalization, restructuring, reorganization, liquidation, separation, disposition, dissolution, distribution or similar extraordinary transaction involving the Company or one or more of its direct or indirect subsidiaries and joint ventures or any of their respective securities or assets;

(g) the term “Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act;

(h) the term “Minimum Ownership Requirement” means a beneficial ownership of at least 3% of the Common Stock;

(i) the term “Net Long Position” has the meaning set forth in Rule 14e-4 under the Exchange Act;

(j) the term “Common Stock” means the Company’s common stock, par value $0.001 per share;

(k) the terms “Person” or “Persons” shall be interpreted broadly to include any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(l) the term “Representatives” means a party’s Affiliates, directors, principals, members, general partners, managers, officers, employees, agents, advisors and other representatives;

(m) the term “SEC” means the U.S. Securities and Exchange Commission;

(n) the term “Third Party” means any Person that is not a party to this Agreement or an Affiliate thereof, a director or officer of the Company, or legal counsel to any party to this Agreement; and

(o) the term “Voting Securities” means the Common Stock and any other Company securities entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; provided that, as pertains to any obligation of the Live Parties or any other Restricted Person, “Voting Securities” will not include any securities contained in any index fund, exchange-traded fund, benchmark fund or broad basket of securities that may contain or otherwise reflect the performance of, but does not primarily consist of, securities of the Company.

Section 9. Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed delivered given and received (a) when (x) delivered in person or (y) transmitted by email (with written confirmation of completed transmission other than any automated reply), (b) on the third (3rd) Business Day following the mailing thereof by certified or registered mail (return receipt requested), or (c) when delivered by an express courier (with written confirmation of delivery) to the parties at the following addresses (or to such other address as such party may specify in a written notice given to the other parties); provided that any notice delivered pursuant to clauses (a)(x), (b), or (c) of this Section 9 is also contemporaneously delivered to the email address of such party set forth below (for the avoidance of doubt, such email shall not in and of itself be deemed delivery given and received of such communications or legal process):

If to the Company:

LL Flooring Holdings, Inc.

4901 Bakers Mill Lane

Richmond, VA 23230

Attention: Alice Givens

Email: agivens@llflooring.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Richard J. Grossman

Email: richard.grossman@skadden.com

If to the Live Parties:

Live Ventures Incorporated

325 E Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Attention: Jon Isaac

Email: jisaac@liveventures.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, NY 10036

Attention: Lawrence S. Elbaum

   Patrick Gadson

   Francisco J. Morales Barrón

Email:   lelbaum@velaw.com

   pgadson@velaw.com

   fmorales@velaw.com

At any time, any party may, by notice given in accordance with this Section 9 to the other party, provide updated information for notices under this Agreement.

Section 10. Expenses. Promptly following the execution of this Agreement, the Company shall pay to the Live Parties $50,000 as reimbursement for all fees, costs and expenses incurred in connection with the negotiation and documentation of this Agreement; provided, however, that if prior to the end of the Cooperation Period, the Company and the Live Parties enter into a signed definitive agreement in connection with the Transaction, then such amount so reimbursed shall be added to the purchase price to be paid by the Live Parties in the Transaction.

Section 11. Specific Performance; Remedies; Venue; Waiver of Jury Trial.

(a) The Company and the Live Parties acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Live Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH LIVE PARTY AGREES: (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY WAIVES THE POSTING OF A BOND OR OTHER SECURITY UNDER ANY APPLICABLE LAW, IN THE CASE THAT ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.

(b) This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware without giving effect to the choice of law principles of such state. The Company and each Live Party (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iii) agrees that any action or proceeding based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum, and (v) agrees that it will not bring any action based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement in any court other than such courts. The parties to this Agreement agree that the delivery of process or other papers based on, relating to, or arising in connection with any such action or proceeding in the manner provided in Section 9 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof; provided that such process or other papers based on, relating to, or arising in connection with any such action or proceeding is also contemporaneously delivered to the email address of such party set forth in Section 9 hereof (for the avoidance of doubt, such email shall not in and of itself constitute effective service of process).

(C) EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON, RELATING TO OR ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

Section 12. Severability. If, at any time subsequent to the Effective Date, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality, voidness or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

Section 13. Termination. This Agreement will terminate upon the expiration of the Cooperation Period. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding anything to the contrary in the foregoing part of this Section 13, Section 4 and Section 8 through Section 18 shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

Section 14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both or all of which shall constitute the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. For the avoidance of doubt, no party shall be bound by any contractual obligation to the other parties until all counterparts to this Agreement have been duly executed by each of the parties and delivered to the other parties (including by means of electronic delivery).

Section 15. No Third-Party Beneficiary. This Agreement is solely for the benefit of the Company and the Live Parties and is not enforceable by any other Person. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties in their respective sole discretions, and any assignment in contravention hereof will be null and void.

Section 16. No Waiver. No failure or delay by any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any breach of any provision hereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver shall be effective unless in writing, executed by the waiving party.

Section 17. Entire Understanding; Amendment. This Agreement and the Confidentiality Agreement, dated as of November 13, 2023, among the Company and Live (the “Confidentiality Agreement”), contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements, and understandings, whether written or oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Live Parties. In the event of conflict between this Agreement and any other agreement between or among the Company (or any of its Affiliates), on the one hand, and the Live Parties (or any of their Affiliates), on the other hand, relating to the subject matter of this Agreement, this Agreement shall govern and control unless a subsequent agreement explicitly states otherwise.

Section 18. Interpretation and Construction. The Company and each Live Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same after having had an adequate opportunity to seek the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguity in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Live Party, and any controversy over any interpretation of this Agreement will be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When a reference is made in this Agreement to any Section, such reference shall be to a Section of this Agreement, unless otherwise expressly indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented, except that references to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name:	Jon Isaac
Title:	President & CEO

ISAAC CAPITAL GROUP, LLC

By:	/s/ Jon Isaac
Name:	Jon Isaac
Title:	President & CEO

[Signature Page to Cooperation Agreement]

LL FLOORING HOLDINGS, INC.

By:	/s/ Alice G. Givens
Name:	Alice G. Givens
Title:	Chief Legal, Ethics & Compliance Officer

[Signature Page to Cooperation Agreement]

Exhibit A

Form of Press Release

Filed separately as Exhibit 99.1 to the Current Report on Form 8-K

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